Exhibit 99.4

SCHEDULE II

SOLUTIA INC.

VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

(Dollars in Millions)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E

		Additions
Description	Balance at beginning of year	(1) Charged to costs and expenses	(2) Charged to other accounts	Deductions	Balance at end of period

Year Ended December 31, 2007

Valuation accounts for doubtful
receivables	$ 7	$ 1	$ (4)	$ -	$ 4

Restructuring reserves	5	9	12	18	8

Year Ended December 31, 2006

Valuation accounts for doubtful
receivables	$ 7	$ 1	$ (1)	$ -	$ 7

Restructuring reserves	4	17	-	16	5

Year Ended December 31, 2005

Valuation accounts for doubtful
receivables	$ 11	$ 5	$ (9)	$ -	$ 7

Restructuring reserves	17	28	-	41	4

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